                                                                    Exhibit 21.1


                           QUESTRON TECHNOLOGY, INC.
                  EXHIBIT 21 - SUBSIDIARIES OF THE REGISTRANT
                               AT MARCH 30, 2001



                                                                            Date of                        State of
                        Name of Subsidiary                               Incorporation                  Incorporation
                        ------------------                               -------------                  -------------

        Questron Distribution Logistics, Inc., formerly
           Quest Electronic Hardware, Inc.                               October 12, 1994                  Delaware

        Questnet Components, Inc.                                        February 13, 1996                 Delaware

        CompWare, Inc. d/b/a Webb Distribution                           November 21, 1994                 Delaware

        Power Components, Inc.                                             July 17, 1997                 Pennsylvania

        Integrated Material Systems, Inc.                                January 14, 1997                  Arizona

        California Fasteners, Inc.                                        August 17, 1973                 California

        Fas-Tronics, Inc.                                                February 12, 1985                  Texas

        Fortune Industries, Inc.                                           March 10,1964                    Texas

        Capital Fasteners, Inc.                                            May 29, 1985                 North Carolina

        Action Threaded Products, Inc.                                     July 12, 1971                   Illinois

        B&G Supply Company, Inc.                                          October 5, 1989                   Texas

        R.S.D. Sales Co. Inc                                              January 3, 1990                  New York


